Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(25,624,496)
Realized Trading Gain (Loss) on Short-Term Investments	12
Unrealized Gain (Loss) on Market Value of Futures	13,332,996
Dividend Income	(1,952)
Interest Income	540,167
ETF Transaction Fees	8,000
Total Income (Loss)	$(11,745,273)

Expenses
General Partner Management Fees	$132,804
Professional Fees	79,562
Brokerage Commissions	84,647
Non-interested Directors' Fees and Expenses	2,877
NYMEX License Fee	3,320
SEC & FINRA Registration Expense	45
Total Expenses	$303,255
Net Income (Loss)	$(12,048,528)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$254,882,942
Additions (3,400,000 Shares)	75,483,089
Withdrawals (2,200,000 Shares)	(48,901,964)
Net Income (Loss)	(12,048,528)

Net Asset Value End of Month	$269,415,539
Net Asset Value Per Share (12,084,588 Shares)	$22.29

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596